                                                               Exhibit (h)(4)

                           SHAREHOLDER SERVICING AGREEMENT

                                      EXHIBIT C

                                                     Bond or
   Name of Bond                                      Policy No.     Insurer
   ----------                                        ---------      --------
   Investment Company                                87015109B      ICI
   Blanket Bond Form                                                Mutual
                                                                    Insurance
                                                                    Company
        Fidelity                       $30,300,000
        Audit Expense                  $    50,000
        On Premises                    $30,300,000
        In Transit                     $30,300,000
        Forgery or Alteration          $30,300,000
        Securities                     $30,300,000
        Counterfeit Currency           $30,300,000
        Uncollectible Items of
          Deposit                      $    25,000
        Phone/Electronic Transactions  $30,300,000
        Computer Security              $30,300,000

   Directors and Officers/                           87015109B      ICI
   Errors and Omissions Liability                                   Mutual
   Insurance Form                                                   Insurance
        Total Limit                    $30,000,000                  Company

   Blanket Undertaking Lost Instrument
        Waiver of Probate                            42SUN339806    Hartford
                                                                    Casualty
                                                                    Insurance

   Effective May 31, 2009